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                                                                      Exhibit 23

                           CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-72491, No. 333-576, No. 333-578, No. 333-580,
No. 333-582, No. 333-24929 and No. 333-31397) of our report dated February 15, 2002 relating to the financial statements, which appears in the Allmerica Financial Corporation 2001 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 15, 2002 relating to the financial statement schedules, which appears in this Form 10-K.


/s/   PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 29, 2002